Exhibit 99.1

Concord Reports Second Quarter Results; Revenue Grows 12% q/q and
Profitability Reestablished

    MARLBORO, Mass.--(BUSINESS WIRE)--July 15, 2004--Concord Communications, Inc. (NASDAQ: CCRD), a global provider of Business Service Management (BSM) software solutions, today announced its financial results for the second quarter ended June 30, 2004. Revenue was $26.7 million, up from $23.8 million in the first quarter of 2004, and up from $25.6 million in the second quarter of 2003. GAAP earnings per share were $0.02, compared to a loss of $0.03 in the prior quarter and earnings of $0.07 in the second quarter of 2003. Pro forma earnings per share were $0.03, up from a pro forma loss per share of $0.02 in the prior quarter and pro forma earnings of $0.06 in the same quarter of 2003. (See the table below for reconciliation from GAAP to pro forma).
    "In Q2, we made progress, while working hard to improve our marketing and sales execution," explained Jack Blaeser, Concord's CEO and president. "In Q2 we executed well in our core network management market, particularly in virtual private network (IP-VPN) management. While the environment remains difficult, we are committed to our large market opportunities in Business Service Management, Voice over IP
(VoIP) and wireless."

    Second Quarter Results

    Total Revenue Grows 12% and License Revenue Grows 22% Sequentially

    -- Total revenue was $26.7 million, representing a 12% increase from $23.8 million in the prior quarter. License revenue was $12.6 million, a 22% increase over the $10.4 million reported in the prior quarter.

    Number of Large Deals and ASP Remain High

    --  Number of deals over $100,000 was 32.

    -- Average deal size for new customer accounts was $384,000. This was substantially higher than previous quarters because of several large new customer account wins.

    New Business and Managed Services Segments Grow

    -- In Q2, Concord delivered a major new product - the Business Service Console (BSC) as part of its ongoing strategy to gain traction in the BSM market. Companies such as Booz Allen Hamilton have deployed the BSC to deliver an executive level view into the status of their entire IT infrastructure.

    -- Revenue from new customer accounts grew to 18% from 12% in the prior quarter. New customers included Daktronics and Rheem Manufacturing. Revenue from existing customers was 82%.

    -- Managed service provider customers accounted for 23% of revenue. These customers include Vertis and Telefonica Data. Telco infrastructure customers like Comcast accounted for 37% of revenue.

    -- Enterprise customers accounted for 40% of revenue, from customers like CalTech and Aristocrat Technologies.

    -- International customers accounted for $8.4 million or 31% of revenue. Customers include the Ministry of Public Service in Kosovo and Krung Thai Bank.

    Balance Sheet

    -- Total cash, composed of cash, cash equivalents and marketable securities, was $158.4 million in Q2. Cash and marketable securities decreased $5.9 million in large part due to the mark-to-market effect of rising interest rates on our marketable securities.

    -- Deferred revenue was $27.9 million, down from $29.5 million in the previous quarter. This decrease is due to the timing of both renewals and an unusually high increase in deferred revenue last quarter of $3.0 million.

    --  DSO was 75 days, up 1 day from the prior quarter.

    Future Expectations

    Third quarter 2004 revenue is expected to be approximately the same as second quarter revenue and EPS is expected to be approximately breakeven on a pro forma and GAAP basis.

    Conference Call

    Concord will hold a conference call today, July 15th, 2004, to discuss results, product direction and future expectations at 8:30 a.m. ET. The number for the call is 800-821-1449 (domestic) and 973-409-9261 (international). The call will be available for approximately two weeks. The number for the replay is 877-519-4471 for U.S./Canada and 973-341-3080 for international callers. The access code is 4960382. The information in this press release, call replay, and reconciliation of non-GAAP financials is posted at www.concord.com.

    About Concord Communications

    Concord Communications, Inc. (Nasdaq: CCRD) provides an integrated solution that enables companies to map their IT services to business needs, measure their actual end-user experience, and manage their applications, systems, and networks. More than 3,000 companies worldwide rely on Concord's eHealth(R) Suite, and its components, to optimize IT services to drive business success. Based in Marlboro, Mass., Concord maintains offices around the globe, and can be found on the web at www.concord.com.
    Concord is headquartered in Marlboro, Massachusetts. For more information on Concord, call 1-800-851-8725 or visit Concord on the Web at www.concord.com. Concord Communications, Inc., the Concord logo and eHealth are trademarks of Concord Communications, Inc. All other trademarks are the property of their respective owners.

    Safe Harbor

    Forward-looking statements made in this press release, including forward-looking statements regarding revenue and profit expectations, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements involve risks and uncertainties, and actual results could differ materially from the forward-looking statements contained herein. Risks and uncertainties include, without limitation, the slower than expected economic recovery in certain of our markets; our customers' ability to obtain funding, specifically in light of the aforementioned economic climate, and the resulting potential delay or cancellation of pending customer purchases; risks of operating losses including the cost of development and sale of our products; the integration of acquired products and technologies; the ability to attract and retain key employees; issues that impact the use of our intellectual property; risks associated with our debt service obligations; market acceptance of, and demand for, our products; risks associated with competition, including competition in the business service management market and the network, system, and application fault and performance markets; risks associated with international sales, including foreign currency risks and longer payment cycles; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including but not limited to, the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements should be considered in light of all these factors. The information contained in this press release is applicable only today and should thereafter be considered historical and will no longer constitute the Company's current expectations. The Company undertakes no obligation to update information contained in this press release.

    Pro Forma Financial Results

    We prepare and release quarterly unaudited financial statements prepared in accordance with generally accepted accounting principles ("GAAP"). We also disclose and discuss certain pro forma financial information, used to evaluate our performance, in this and other earnings releases and investor conference calls. We believe that current shareholders and potential investors in our company use multiples of pro forma EPS in making investment decisions about our company. We use pro forma EPS to evaluate the results of our ongoing operations and to assist in historical comparisons. This measure, and other pro forma information, should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America such as net income and net cash provided by operations and should not be considered measures of our liquidity. In addition, our non-GAAP measures may not be comparable to similar measures reported by other companies. Our key non-GAAP measure is: pro forma EPS and is calculated by dividing pro forma net income by the diluted number of shares. Pro forma net income excludes certain non-cash and special charges, consisting primarily of non-cash compensation charges, in-process-research-and-development costs and amortization of intangible assets. This pro forma calculation also substitutes current period GAAP tax provisions with a pro forma tax rate of 28%. Historically, we have had significant deferred tax assets and have not recorded a significant federal tax provision and so the GAAP tax provision related primarily to state and foreign taxes and has been minimal.
    From a tax return perspective, and thus cash flow perspective, we do not believe Concord will pay significant state or federal income taxes for at least 2 years. We will continue incurring small foreign, federal minimum and state minimum tax payments. Due to the release of our valuation allowance in the fourth quarter of 2003, our GAAP tax rate has increased to 38%. We will continue providing pro forma guidance and results at a 28% tax rate to normalize our results against historical reported results and are provided for comparative purposes only.

    Below are the Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, Condensed Consolidated
Statements of Cash Flows, Table of Reconciliation from GAAP to Pro forma and Table of Reconciliation from Q3 2004 Pro forma EPS to GAAP EPS.


                     CONCORD COMMUNICATIONS, INC.
      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                   (In thousands, except share data)

                         Three Months Ended       Six Months Ended
                       ----------------------- -----------------------
                        June 30,    June 30,    June 30,    June 30,
                          2004        2003        2004        2003
                       ----------- ----------- ----------- -----------

Revenues:
 License revenues         $12,592     $13,154     $22,942     $26,063
 Service revenues          14,113      12,461      27,608      23,669
                       ----------- ----------- ----------- -----------
  Total revenues           26,705      25,615      50,550      49,732
                       ----------- ----------- ----------- -----------
Costs of Revenues:
 Cost of license
  revenues                    848         683       1,670       1,272
 Cost of service
  revenues                  4,363       4,045       8,312       8,087
                       ----------- ----------- ----------- -----------
  Total cost of
   revenues                 5,211       4,728       9,982       9,359
                       ----------- ----------- ----------- -----------
    Gross profit           21,494      20,887      40,568      40,373
                       ----------- ----------- ----------- -----------
Operating Expenses:
 Research and
  development               5,963       5,437      11,752      10,884
 Sales and marketing       12,393      12,579      23,909      23,944
 General and
  administrative            2,735       2,060       5,378       4,305
 Acquired in-process
  research and
  development                 100          --         100          --
                       ----------- ----------- ----------- -----------
  Total operating
   expenses                21,191      20,076      41,139      39,133
                       ----------- ----------- ----------- -----------
   Operating income
    (loss)                    303         811        (571)      1,240
                       ----------- ----------- ----------- -----------
Other Income:
 Interest income            1,073         709       2,162       1,426
 Interest expense            (819)         --      (1,642)         --
 Other expense                (20)       (146)       (189)       (370)
                       ----------- ----------- ----------- -----------
  Total other income,
   net                        234         563         331       1,056
                       ----------- ----------- ----------- -----------
    Income (loss)
     before income
     taxes                    537       1,374        (240)      2,296
Provision for (benefit
 from) for income taxes       204         177         (91)        262
                       ----------- ----------- ----------- -----------
Net income (loss)            $333      $1,197       $(149)     $2,034
                       =========== =========== =========== ===========
Net income (loss) per
 common and potential
 common share:
 Basic                      $0.02       $0.07      $(0.01)      $0.12
                       =========== =========== =========== ===========
 Diluted                    $0.02       $0.07      $(0.01)      $0.11
                       =========== =========== =========== ===========
Weighted average common
 and potential common
 shares outstanding:
 Basic                 18,258,159  17,372,070  18,208,832  17,313,416
                       =========== =========== =========== ===========
 Diluted               18,563,673  18,022,181  18,208,832  17,767,593
                       =========== =========== =========== ===========


                     CONCORD COMMUNICATIONS, INC.
           CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
                   (In thousands, except share data)

                                              June 30,   December 31,
                                                2004         2003
                                            ----------- -------------
ASSETS
Current Assets:
 Cash and cash equivalents                     $32,484       $69,436
 Marketable securities                         125,955        92,455
 Restricted cash                                    65           194
 Accounts receivable, net of allowance of
  $1,334 and $1,050 at June 30, 2004 and
  December 31, 2003, respectively               22,114        22,194
 Deferred tax assets                             5,059         4,638
 Prepaid expenses and other current assets       4,336         4,851
                                            ----------- -------------
  Total current assets                         190,013       193,768
Equipment and improvements, net                  6,423         6,697
Goodwill                                         6,225         6,225
Other intangible assets, net                     2,597         3,004
Deferred tax assets                              5,394         4,962
Unamortized debt issuance costs and other
 long-term assets                                3,400         3,770
                                            ----------- -------------
  Total assets                                $214,052      $218,426
                                            =========== =============
LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities:
  Accounts payable                              $2,339        $5,218
  Accrued expenses                               9,656        12,627
  Deferred revenue                              27,895        26,490
                                            ----------- -------------
   Total current liabilities                    39,890        44,335
  Convertible senior notes                      86,250        86,250
                                            ----------- -------------
   Total liabilities                           126,140       130,585
                                            ----------- -------------
 Commitments and Contingencies
Stockholders' Equity:
  Common stock, $0.01 par value:
   Authorized - 50,000,000 shares
   Issued and outstanding - 18,299,824 and
    18,121,211 shares at June 30, 2004 and
    December 31, 2003, respectively                183           181
  Additional paid-in capital                   113,275       111,651
  Accumulated other comprehensive income          (590)          816
  Accumulated deficit                          (24,956)      (24,807)
                                            ----------- -------------
   Total stockholders' equity                   87,912        87,841
                                            ----------- -------------
   Total liability and stockholders' equity   $214,052      $218,426
                                            =========== =============


                     CONCORD COMMUNICATIONS, INC.
      CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                            (In thousands)

                                 Three Months Ended  Six Months Ended
                                  ----------------- ------------------
                                  June 30, June 30, June 30, June 30,
                                    2004     2003     2004     2003
                                  -------- -------- -------- ---------

Cash Flows from Operating
 Activities:
Net income (loss)                    $333   $1,197    $(149)   $2,034
Adjustments to reconcile net
 income (loss) to net cash (used
 for) provided by operating
 activities:
 Depreciation and amortization      1,124    1,209    2,237     2,618
 Stock-based compensation              --       14       --        34
 Amortization of debt issuance
  costs                               176       --      352        --
 Deferred income taxes                335       --       50        --
 Changes in assets and
  liabilities:
  Accounts receivable              (2,494)     281       80    (1,159)
  Prepaid expenses and other
   current assets                     305      360      515       741
  Accounts payable                   (201)   1,276   (2,879)   (1,308)
  Accrued expenses                   (971)  (2,170)  (2,971)      715
  Deferred revenue                 (1,556)   2,028    1,405     4,402
  Other assets                         31      (12)      18      (105)
                                  -------- -------- -------- ---------
  Net cash (used for) provided by
   operating activities            (2,918)   4,183   (1,342)    7,972
                                  -------- -------- -------- ---------
Cash Flows from Investing
 Activities:
Purchases of equipment and
 improvements                        (780)  (1,237)  (1,556)   (1,830)
Purchases of marketable securities (3,544) (11,513) (60,713) (15,988) Proceeds from maturities and sale
 of marketable securities           7,700    3,111   24,904    10,688
(Deposit) release of restricted
 cash                                 (65)     150      129       300
                                  -------- -------- -------- ---------
  Net cash provided by (used in)
   investing activities             3,311   (9,489) (37,236)   (6,830)
                                  -------- -------- -------- ---------
Cash Flows from Financing
 Activities:
Proceeds from issuance of common
 stock                              1,029    1,231    1,626     1,270
                                  -------- -------- -------- ---------
  Net cash provided by financing
   activities                       1,029    1,231    1,626     1,270
                                  -------- -------- -------- ---------
Net increase (decrease) in cash
 and cash equivalents               1,422   (4,075) (36,952)    2,412
Cash and cash equivalents,
 beginning of period               31,062   16,849   69,436    10,362
                                  -------- -------- -------- ---------
Cash and cash equivalents, end of
 period                           $32,484  $12,774  $32,484   $12,774
                                  ======== ======== ======== =========
Supplemental Disclosure of Cash
 Flow Information:
Cash paid for income taxes           $103     $145     $309      $247
Supplemental Disclosure of Noncash
 Investing Transactions:
Unrealized loss on available-for-
 sale securities                  $(3,141)    $(68) $(2,309)    $(181)


                     CONCORD COMMUNICATIONS, INC.
      TABLE OF RECONCILIATION FROM GAAP TO PRO FORMA (Unaudited)
                   (In thousands, except share data)

                         Three Months Ended       Six Months Ended
                       ----------------------- -----------------------
                        June 30,    June 30,    June 30,    June 30,
                          2004        2003        2004        2003
                       ----------- ----------- ----------- -----------
Reconciliation of GAAP
 & Pro Forma Net
 Income:
   Net income (loss)         $333      $1,197       $(149)     $2,034
   Add:
   Provision for
    (benefit from)
    income taxes              204         177         (91)        262
   From Cost of revenues
    netViz technology
     amortization             133           -         266           -
   From Operating expenses
    Amortization
     expenses,
     relating to the
     netViz
     acquisition and
     equity-based
     compensation
     charges                   70          14         140          34
    Acquired in-
     process research
     and development          100                     100
                       ----------- ----------- ----------- -----------
   Pro forma income
    before income
    taxes                     840       1,388         266       2,330
                       ----------- ----------- ----------- -----------
   Pro forma income
    taxes (Pro forma
    rate: 28%)                235         389          74         652
                       ----------- ----------- ----------- -----------
   Pro forma net
    income                   $605        $999        $192      $1,678
                       =========== =========== =========== ===========
   Pro forma net
    income per diluted
    share:                  $0.03       $0.06       $0.01       $0.09
   Diluted weighted
    average common and
    potential common
    shares outstanding 18,563,673  18,022,181  18,704,787  17,767,593

                     CONCORD COMMUNICATIONS, INC.
    TABLE OF RECONCILIATION FROM Q3 2004 PRO FORMA EPS TO GAAP EPS
                              (Unaudited)

                                               Quarter ending
                                             September 30, 2004
                                             -------------------

Pro forma EPS guidance                                 $0.00
Estimated:
   Income taxes                                         0.00
   Estimated amortization of intangible
    assets                                             (0.01)
                                            -----------------
Estimated GAAP EPS                                    $(0.01)
                                            =================

    CONTACT: Concord Communications
             Raymond Ruddy, 508-303-4350
             investorrelations@concord.com